Exhibit 99.2

Apple Inc.

Q4 2015 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q4 2015		Q3 2015		Q4 2014		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$21,773		$20,209		$19,750		8%		10%
Europe		10,577		10,342		10,350		2%		2%
Greater China		12,518		13,230		6,292		- 5%		99%
Japan		3,929		2,872		3,595		37%		9%
Rest of Asia Pacific		2,704		2,952		2,136		- 8%		27%

Total Apple		$51,501		$49,605		$42,123		4%		22%

	Q4 2015		Q3 2015		Q4 2014		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (1)	48,046	$32,209	47,534	$31,368	39,272	$23,678	1%	3%	22%	36%
iPad (1)	9,883	4,276	10,931	4,538	12,316	5,316	- 10%	- 6%	- 20%	- 20%
Mac (1)	5,709	6,882	4,796	6,030	5,520	6,625	19%	14%	3%	4%
Services (2)		5,086		5,028		4,608		1%		10%
Other Products (1)(3)		3,048		2,641		1,896		15%		61%

Total Apple		$51,501		$49,605		$42,123		4%		22%

(1)	Includes deferrals and amortization of related software upgrade rights and non-software services.

(2)	Includes revenue from Internet Services, AppleCare, Apple Pay, licensing and other services.

(3)	Includes sales of Apple TV, Apple Watch, Beats products, iPod and Apple-branded and third-party accessories.